EXHIBIT 10.27

PRIVATE & CONFIDENTIAL

26 June 2019

ATTENTION: SUPER MICRO COMPUTER, INC. TAIWAN

RE: The Summary of Credit Facilities

According to Super Micro's needs of bank facilities, CTBC BANK CO., LTD. has approved bank facilities and terms below:

Product Type	Credit Line Amount	Tenor	Interest Rate	Notes
Short Term Loan / Guarantee	TWD700M/ TWD100M	1 Year	I1(M)+0.25%/5% p.a.	1. Collateral: BaDe factory 2. Guarantee line is included in Short Term Loan.
Short Term Loan	TWD1,500M	1 Year	Bargaining Rate	1. Clean loan 2. Loan drawdown against TW local buyer's trade documents (P/Os or Invoices). 3. Drawdown Tenor: 180 Days 4. Up to 100% of invoice amount can be financed
Export O/A Loan	USD50M	1 Year	Bargaining Rate	1. Clean loan 2. Drawdown Tenor: 120 Days 3. O/A list is required upon drawdown. 4. Up to 100% of invoice amount can be financed. 5. O/A loan drawdown could be financed via TWD. (*
Total Cap	USD50M

Bargaining Rate:
1M COF / I1 +0.30%: repay by the end of each quarter (Mar31, Jun30, Sep30, Dec31)
1M COF / I1 +0.50%: Drawdown cross quarter

COF: CTBC BANK's cost of USD fund.
I1: CTBC BANK's cost of TWD fund.
(*: If choosing TWD, TWD interest base rate will be "I1", and to plus the same margin.

Collateral: BaDe factory: Mortgaged amount TWD1,160M.

中國僖託商業銀行 (股）公 司 CTBC Bank Co., Ltd.
11568 臺北市南港區經貿二路 168 號 No.168, Jingmao 2nd Rd., Nangang Dist., Taipei City 11568, Taiwan, R.O.C
Tel: 886-2-3327-7777

Terms:

•	Shared revolving line of credit facility of USD50M for SUPER MICRO COMPUTER, INC. TAIWAN and SUPER MICRO COMPUTER B.V.

•	Tenor: From 26 June 2019 to 30 June 2020

Yours Faithfully,
For and on behalf of
CTBC BANK CO., LTD.

中國僖託商業銀行 (股）公 司 CTBC Bank Co., Ltd.
11568 臺北市南港區經貿二路 168 號 No.168, Jingmao 2nd Rd., Nangang Dist., Taipei City 11568, Taiwan, R.O.C
Tel: 886-2-3327-7777